Exhibit 8.1

September 25, 2008

Symbion, Inc.

40 Burton Hills Boulevard, Suite 500

Nashville, TN 37215

Ladies and Gentlemen:

We have acted as counsel to Symbion, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-4, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of $184,635,000 aggregate principal amount of the Company’s 11.00%/11.75% Senior PIK Toggle Notes due 2015 (the “Exchange Notes”) and the accompanying guarantees to be offered by the Company in exchange for a like principal amount of its issued and outstanding 11.00%/11.75% Senior PIK Toggle Notes due 2015 pursuant to the exchange offer (the “Exchange Offer”).  The terms of the Exchange Notes and the Exchange Offer are described in the Registration Statement to be filed with the Securities and Exchange Commission, which includes the prospectus of the Company (the “Prospectus”) relating to the Exchange Notes and the Exchange Offer.

You have requested our opinion regarding certain United States federal income tax consequences of participating in the Exchange Offer for Exchange Notes described in the Prospectus.  In connection with our opinion, we have examined the Registration Statement and the Prospectus, each substantially in the form being filed with the Securities and Exchange Commission, and such other documents, and have examined such laws and regulations, as we have deemed necessary for purposes of this opinion.  In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, and the correctness of all factual representations made therein.  We have further assumed that the final executed documents will be substantially the same as those which we have reviewed and that there are no agreements or understandings between or among the parties to the documents with respect to the transactions contemplated therein other than those contained in the documents.  For purposes of this opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents.

In accordance with the assumptions and limitations contained herein, we hereby confirm to you that, in our opinion, the discussion under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus contained in the Registration Statement accurately describes the material United States federal income tax considerations associated with participating in the Exchange Offer for Exchange Notes described in the Prospectus.  This opinion is based on relevant provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations issued thereunder, court decisions and administrative determinations as currently in effect, all of which are subject to change, prospectively or retroactively, at any time.  There can be no assurances that any opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

This opinion is subject to the limitations and qualifications herein and is based on assumptions contained herein and the assumptions, facts and circumstances set forth in the Prospectus, which have been reviewed by us.  Our opinion could change as a result of changes in: (i) facts and circumstances; (ii) the terms or the form of the documents reviewed by us; or (iii) existing statutory authority, administrative pronouncements or judicial authority subsequent to the date hereof.  We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Act.  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and all amendments thereto.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP